Exhibit 99.1

Investor Release

Investor Contact: Brett Pollack

Email: Brett.Pollack@qlik.com

Phone: 646-561-0906

Media Contact: Maria Scurry

Email: Maria.Scurry@qlik.com

Phone: 617-658-5317

Qlik Announces Fourth Quarter and Full Year 2015 Financial Results

•	Fourth quarter total revenue of $205.5 million increases 12% year-over-year; 22% in constant currency

•	Fourth quarter license revenue of $126.1 million increases 12% year-over-year; 21% in constant currency

•	Full year total revenue of $612.7 million increases 10% year-over-year; 23% in constant currency

•	Full year license revenue of $327.0 million increases 9% year-over-year; 21% in constant currency

•	Initiates full year 2016 total revenue growth guidance of 13% to 15% on a reported basis and 15% to 17% on a constant currency basis

RADNOR, Pennsylvania – February 11, 2016 - Qlik (NASDAQ: QLIK), a leader in visual analytics delivering intuitive solutions for self-service data visualization and guided analytics, today announced financial results for the fourth quarter and full year ended December 31, 2015.

Lars Björk, Chief Executive Officer of Qlik, stated, “2015 was an exciting year for Qlik as we achieved 21% constant currency license revenue growth, an 800 basis points improvement versus 2014, driven by the strength of Qlik Sense® and our platform approach. In the fourth quarter, our strong results in the Americas and Europe offset continued weakness in Asia Pacific, which enabled us to exceed our fourth quarter constant currency revenue guidance.”

Tim MacCarrick, Chief Financial Officer of Qlik said, “Our reported fourth quarter total revenue of $205.5 million was negatively impacted by approximately $4 million due to the relative strengthening of the U.S. Dollar since we last provided guidance in October 2015. In addition, our non-GAAP operating profit was below our expectations primarily due to variable cost increases driven by our revenue, channel and geographic mix in the fourth quarter. Despite these impacts, we modestly expanded non-GAAP operating margins in 2015, and plan to drive further operating margin improvement in 2016.”

Financial Highlights for the Fourth Quarter Ended December 31, 2015

•	Total revenue for the fourth quarter of 2015 was $205.5 million, an increase of 12% from $182.8 million for the fourth quarter of 2014. On a constant currency basis, total revenue increased by 22% as compared to the fourth quarter of 2014. License revenue for the fourth quarter of 2015 was $126.1 million, an increase of 12% from $112.6 million for the fourth quarter of 2014. On a constant currency basis, license revenue increased by 21% compared to the fourth quarter of 2014.

•	GAAP income from operations for the fourth quarter of 2015 was $30.4 million, compared to GAAP income from operations of $30.3 million for the fourth quarter of 2014. GAAP net income was $22.9 million for the fourth quarter of 2015, or $0.24 per diluted common share, compared to GAAP net income of $25.8 million, or $0.28 per diluted common share, for the fourth quarter of 2014.

•	Non-GAAP income from operations was $44.3 million for the fourth quarter of 2015, an increase compared to non-GAAP income from operations of $42.1 million for the fourth quarter of 2014. Non-GAAP net income was $29.1 million for the fourth quarter of 2015, or $0.31 per diluted common share, a decrease compared to non-GAAP net income of $29.6 million, or $0.32 per diluted common share, for the fourth quarter of 2014.

Financial Highlights for the Full Year Ended December 31, 2015

•	Total revenue for the full year 2015 was $612.7 million, an increase of 10% from the full year 2014. On a constant currency basis, total revenue increased by 23% as compared to the full year 2014. License revenue for the full year 2015 was $327.0 million, an increase of 9% from the full year 2014. On a constant currency basis, license revenue increased by 21% as compared to the full year 2014.

•	GAAP loss from operations for the full year 2015 was ($11.6) million, compared to a GAAP loss from operations of ($8.9) million for the full year 2014. GAAP net loss for the full year 2015 was ($36.5) million, or ($0.40) per diluted common share, compared to a GAAP net loss of ($24.6) million, or ($0.27) per diluted common share, for the full year 2014.

•	Non-GAAP income from operations was $37.1 million for the full year 2015, compared to $32.8 million for the full year 2014. Non-GAAP net income was $21.2 million, or $0.23 per diluted common share, for the full year 2015, compared to $21.7 million, or $0.24 per diluted common share, for the full year 2014.

•	Cash and cash equivalents as of December 31, 2015 were $320.1 million compared to $244.0 million at December 31, 2014. Net cash provided by operating activities was $59.6 million in 2015, as compared to $35.6 million in 2014.

Operating Highlights

•	For the fourth quarter of 2015 on a constant currency basis, total revenue in the Americas increased 28% over the prior year period, total revenue from Europe increased 22% over the prior year period, and total revenue from Rest of World increased 4% over the prior year period.

•	For the sixth consecutive year Qlik was positioned in the Leaders Quadrant of Gartner’s Business Intelligence and Analytics Platforms Magic Quadrant report which was issued last week. Gartner stated that “compared with its chief competitors, Qlik scores significantly higher on complexity of analysis — which we attribute to its stronger ability to support multiple data sources, a robust calculation engine and associative filtering and search.” As a result, Gartner recognized Qlik’s enhanced vision and our Platform approach as one of the most complete solutions on the market.

•

Added new customers during the quarter including AEG Power Solutions GmbH, Antea USA, Inc., Asurion Corporation, Banca Transylvania, Captain Tortue France, Cloudtail India Pvt. Ltd., Ecare, Environmental Protection Agency, Eriks NV, Ferdinand Bilstein GmbH + Co. KG, ISAB Refinery LUKOIL Group, Jackson Hewitt Tax Service Inc., KPMG Advisory GmbH, L&T Technology Services Limited, Medica Health Plans,

Michelin North America, Inc., Modernizing Medicine, Pantos Logistics Co., Ltd., Qantas Airways Limited, Singapore University of Technology and Design, SPIMACO (Saudi Pharmaceutical Industries & Medical Appliances Corporation), Subaru of America, Inc., Taekwang Industrial Co. Ltd., Thales Alenia SpAce Italia SpA, Trainline, and the University of Pittsburgh Medical Center (UPMC).

•	Expanded numerous customer engagements globally through our land and expand strategy including Aggregate Industries UK Ltd., Aesynt Incorporated, AFLAC, Anheuser Busch InBev, Aramark, AxisPoint Health, CaixaBank, Citigroup Inc., Compuware, De Lage Landen Financial Services, Inc., DuPont India, E. Breuninger GmbH und Co. KG, eClinical Solutions, Elkem AS, Enerjisa Enerji Hizmetleri AS, Geodis Wilson Holding AB, Haya Real Estate S.L. Unipersonal, Hirschmann Automotive GmbH, John Wiley & Sons Inc., Lenovo, Lindorff AS, LGT Bank in Liechtenstein AG, Liberty Global Services BV, M-Tech Systems, Milliman Inc., Moody’s Analytics, National Express UK Coach, Nordea Markets, Norges Statsbaner AS, Paddy Power, Renfe Operadora, Rovio Entertainment Oy, Royal Mail Group, Seal Software, SIG Information Technology GmbH Rechnungsprüfung, Specialty Care Services Group LLC, Universitätsspital Basel, The University of Kansas Hospital, and Trident Seafoods Corporation.

•	Completed 255 deals with license and first year maintenance over $100,000 in the fourth quarter of 2015, including 89 deals over $250,000 and 13 deals over $1 million, compared to 238 deals over $100,000, including 71 deals over $250,000 and 9 deals over $1 million in the prior year period.

•	Generated 73% of license and first year maintenance billings from existing customers in the fourth quarter of 2015, compared to 63% in the prior year period.

•	Generated 50% of license and first year maintenance billings from our indirect partner channel and 50% from our direct channel in the fourth quarter of 2015, compared to 52% from our indirect partner channel and 48% from our direct channel in the prior year period.

Business Outlook

Based on information available as of February 11, 2016, Qlik anticipates total revenue growth of 13% to 15% on a reported basis and 15% to 17% on a constant currency basis for the full year 2016. Qlik is issuing guidance for the first quarter and full year 2016 as follows:

in millions, except for per share data	Guidance Range Q1 2016		Year-Over-Year Projected Revenue Growth Rate		Year-Over-Year Projected Revenue Growth Rate on a Constant Currency Basis[1]
	Low End	High End	Low End	High End	Low End	High End
Total revenue	$132.0	$136.0	10%	13%	12%	15%
Non-GAAP loss from operations[2]	$(18.0)	$(15.0)
Non-GAAP loss per diluted common share[2,3]	$(0.14)	$(0.12)

	Guidance Range Full Year 2016		Year-Over-Year Projected Revenue Growth Rate		Year-Over-Year Projected Revenue Growth Rate on a Constant Currency Basis[1]
	Low End	High End	Low End	High End	Low End	High End
Total revenue	$695.0	$705.0	13%	15%	15%	17%
Non-GAAP income from operations[2]	$56.0	$60.0
Non-GAAP income per diluted common share[2,4]	$0.41	$0.44

[1]	To determine projected revenue growth rates on a constant currency basis for first quarter and full year 2016, expected revenue from entities reporting in foreign currencies was translated into U.S. dollars using the comparable prior year period’s monthly average foreign currency exchange rates.
[2]	Expectations of non-GAAP income (loss) from operations and non-GAAP income (loss) per diluted common share exclude stock-based compensation expense, employer payroll taxes on stock transactions, contingent consideration adjustments and amortization of intangible assets.
[3]	Assumes an estimated long-term effective tax rate of 30% and basic weighted average shares outstanding of approximately 94 million.
[4]	Assumes an estimated long-term effective tax rate of 30% and diluted weighted average shares outstanding of approximately 95 million.

Qlik’s expectations of total revenue, non-GAAP income (loss) from operations and non-GAAP income (loss) per diluted common share for the first quarter and full year 2016 assume that foreign currency exchange rates for the first quarter and full year 2016 will approximate current exchange rates. This Business Outlook is directional guidance only as foreign currency exchange rate fluctuations and changes in the mix of domestic and international revenue and expenses can impact our results.

Qlik currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking, and actual results may differ materially.

Conference Call and Webcast Information

Qlik will host a conference call on Thursday, February 11, 2016 at 5:00 p.m. Eastern Time (ET) to discuss the company’s fourth quarter and full year financial results and its business outlook. To access this call, dial (877) 312-5507 (domestic) or (253) 237-1134 (international). The conference ID is 18745211. The presentation will be webcast live and available under the “Events & Presentations” section on Qlik’s investor relations website at http://investor.qlik.com/. Following the conference call, a replay will be available until February 14, 2016 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay passcode is 18745211. An archived webcast of this conference call will also be available under the “Events & Presentations” section on Qlik’s investor relations website at http://investor.qlik.com/.

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles in the United States, or GAAP, Qlik uses measures of non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per basic and diluted common share, non-GAAP revenue and constant currency. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the headings “Reconciliation of Non-GAAP Measures to GAAP”, “Reconciliation of Non-GAAP Revenue to GAAP Revenue” and “Reconciliation of Year-Over-Year Projected Revenue Growth Rate to Year-Over-Year Projected Revenue Growth Rate on a Constant Currency Basis.” Qlik believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing Qlik’s on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing Qlik’s financial results with other companies in Qlik’s industry, many of which present similar non-GAAP financial measures to investors. In addition, Qlik believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its internal budgeting and operational decision making.

For the three months and year ended December 31, 2015 and 2014, non-GAAP income from operations is determined by taking GAAP income (loss) from operations and adding back stock-based compensation expense, employer payroll taxes on stock transactions, amortization of intangible assets and contingent consideration adjustments. Non-GAAP net income is determined by taking GAAP income (loss) before income taxes and adding back stock-based compensation expense, employer payroll taxes on stock transactions, amortization of intangible assets and contingent consideration adjustments and the result is tax affected at an estimated long-term effective tax rate of 30%. Qlik believes that the effective tax rate used in the non-GAAP net income and related income per diluted common share calculations are reasonable estimates of the long-term normalized effective tax rate under its global structure. Qlik believes these adjustments provide useful information to both management and investors due to the following factors:

•	Stock-based compensation. Although stock-based compensation is an important aspect of the compensation of Qlik’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Qlik’s control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of Qlik’s core business and to facilitate comparison of its results to those of peer companies.

•	Employer payroll taxes on stock transactions. The amount of employer payroll taxes on stock transactions is dependent on Qlik’s stock price and other factors that are beyond Qlik’s control and do not correlate to the operation of its business.

•	Amortization of intangible assets. A portion of the purchase price of Qlik’s business combinations is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, Qlik does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, management believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•	Contingent consideration adjustments. Qlik periodically enters into business combinations which may contain contingent consideration arrangements. At each reporting date, management remeasures these contingent consideration liabilities at fair value until the contingencies are resolved. During the three months and year ended December 31, 2015, a charge of $2.1 million and $2.5 million, respectively, was recorded related to changes in the fair value of contingent consideration liabilities and is included in Qlik’s consolidated statement of operations. Management believes that these costs are generally non-recurring and do not correlate to the ongoing operation of its business.

To determine the revenue growth rates on a constant currency basis for the three months and year ended December 31, 2015, revenue from entities reporting in foreign currencies was translated into U.S. dollars using the comparable prior year period’s monthly average foreign currency exchange rates. Qlik reports results in U.S. dollars but does business on a global basis in multiple currencies. Exchange rate fluctuations affect the U.S. dollar value of foreign currency revenue and expenses and may have a significant effect on reported results. The discussion of Qlik’s financial results in this release includes comparisons with the prior year period in constant currency terms. Management believes this information facilitates comparison of underlying results over time.

This press release includes forward-looking non-GAAP financial measures under the heading “Business Outlook”. These non-GAAP financial measures were determined by excluding stock-based compensation expense, employer payroll taxes on stock transactions, amortization of intangible assets and contingent consideration adjustments and assuming an estimated long-term effective tax rate of 30%. We are unable to reconcile this non-GAAP guidance to GAAP because it is difficult to predict the future impact of these adjustments. In addition, these forward-looking non-GAAP financial measures assume that foreign currency exchange rates for the first quarter and full year 2016 will approximate current foreign currency exchange rates. In addition, Qlik’s expectations of year-over-year projected revenue growth rates on a constant currency basis for the first quarter and full year 2016 assume that expected revenue from entities reporting in foreign currencies are translated into U.S. dollars using the comparable prior year period’s monthly average foreign currency exchange rates.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in Qlik’s consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of Qlik presents its non-GAAP financial measures in connection with its GAAP results. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measure. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided below.

About Qlik

Qlik (NASDAQ: QLIK) is a leader in visual analytics. Its portfolio of products meets customers’ growing needs from reporting and self-service visual analysis to guided, embedded and custom analytics. Approximately 38,000 customers rely on Qlik solutions to gain meaning out of information from varied sources, exploring the hidden relationships within data that lead to insights that ignite good ideas. Headquartered in Radnor, Pennsylvania, Qlik has offices around the world with more than 1,700 partners covering more than 100 countries.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, the guidance provided under the heading “Business Outlook” above, statements regarding the value and effectiveness of Qlik’s products, the introduction of product enhancements or additional products and Qlik’s growth, expansion, fluctuation of currency and market leadership, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Qlik’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “focus,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “will,” “might,” “momentum,” “can,” “could,” “design,” “see,” “seek,” “forecast,” and similar words. Qlik intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: risks and uncertainties inherent in Qlik’s business; Qlik’s ability to attract new customers and retain existing customers; Qlik’s ability to effectively sell, service and support its products; Qlik’s ability to adapt to changing licensing and go to market business models; Qlik’s ability to manage its international operations; Qlik’s ability to compete effectively; Qlik’s ability to develop and introduce new products and add-ons or enhancements to existing products; Qlik’s ability to continue to promote and maintain its brand in a cost-effective manner; Qlik’s ability to manage growth; Qlik’s ability to attract and retain key personnel; currency fluctuations that affect Qlik’s revenues and expenses; Qlik’s ability to effectively control or reduce operating expenses; Qlik’s ability to successfully integrate acquisitions into its business; the scope and validity of intellectual property rights applicable to Qlik’s products; adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which Qlik operates, including currency; and other risks more fully described in Qlik’s publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Qlik’s views as of the date of this press release. Any statements regarding Qlik’s products are intended to outline its general product direction and should not be relied on in making a purchase decision, as the development, release, and timing of any features and functionality remains at Qlik’s sole discretion. Qlik anticipates that subsequent events and developments will cause its views to change. Qlik undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Qlik’s views as of any date subsequent to the date of this press release.

© 2016 QlikTech International AB. All rights reserved. Qlik®, Qlik Sense®, QlikView®, QlikTech®, Qlik® Cloud, Qlik® DataMarket, Qlik® Analytics Platform and the QlikTech logos are trademarks of QlikTech International AB which have been registered in multiple countries. Other marks and logos mentioned herein are trademarks or registered trademarks of their respective owners.

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Qlik Technologies Inc.

Consolidated Statements of Operations

(in thousands, except for share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Revenue:
License revenue	$126,065	$112,587	$326,984	$300,888
Maintenance revenue	62,701	55,061	229,503	203,550
Professional services revenue	16,700	15,135	56,245	52,359

Total revenue	205,466	182,783	612,732	556,797

Cost of revenue:
License revenue	5,020	2,740	12,215	8,196
Maintenance revenue	2,969	2,798	11,693	11,363
Professional services revenue	18,635	15,055	66,687	55,903

Total cost of revenue	26,624	20,593	90,595	75,462

Gross profit	178,842	162,190	522,137	481,335
Operating expenses:
Sales and marketing	103,313	85,811	347,369	308,375
Research and development	19,232	17,048	74,813	72,636
General and administrative	25,869	29,073	111,590	109,200

Total operating expenses	148,414	131,932	533,772	490,211

Income (loss) from operations	30,428	30,258	(11,635)	(8,876)

Other income (expense), net:
Interest income, net	61	49	128	147
Foreign exchange gain (loss), net	(2,810)	165	(6,937)	(1,973)

Total other income (expense), net	(2,749)	214	(6,809)	(1,826)

Income (loss) before income taxes	27,679	30,472	(18,444)	(10,702)

Income tax expense	(4,821)	(4,652)	(18,047)	(13,929)

Net income (loss)	$22,858	$25,820	$(36,491)	$(24,631)

Net income (loss) per common share
Basic	$0.25	$0.29	$(0.40)	$(0.27)
Diluted	$0.24	$0.28	$(0.40)	$(0.27)
Weighted average number of common shares outstanding
Basic	93,060,838	90,506,823	92,126,182	89,886,403
Diluted	94,980,310	91,949,568	92,126,182	89,886,403

Stock-based compensation expense for the three months and year ended December 31, 2015 and 2014 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Cost of revenue	$812	$832	$3,469	$2,804
Sales and marketing	5,085	4,845	19,245	17,911
Research and development	1,109	1,006	4,264	3,876
General and administrative	3,319	3,103	12,659	11,441

	$10,325	$9,786	$39,637	$36,032

Qlik Technologies Inc.

Reconciliation of non-GAAP Measures to GAAP

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Reconciliation of non-GAAP income from operations:
GAAP income (loss) from operations	$30,428	$30,258	$(11,635)	$(8,876)
Stock-based compensation expense	10,325	9,786	39,637	36,032
Employer payroll taxes on stock transactions	421	1,267	2,758	2,493
Amortization of intangible assets	929	777	3,789	3,029
Contingent consideration adjustments	2,147	—	2,533	170

Non-GAAP income from operations	$44,250	$42,088	$37,082	$32,848

Non-GAAP income from operations as a percentage of total revenue	21.5%	23.0%	6.1%	5.9%
GAAP income (loss) from operations as a percentage of total revenue	14.8%	16.6%	-1.9%	-1.6%
Reconciliation of non-GAAP net income:
GAAP net income (loss)	$22,858	$25,820	$(36,491)	$(24,631)
Stock-based compensation expense	10,325	9,786	39,637	36,032
Employer payroll taxes on stock transactions	421	1,267	2,758	2,493
Amortization of intangible assets	929	777	3,789	3,029
Contingent consideration adjustments	2,147	—	2,533	170
Income tax adjustment*	(7,629)	(8,039)	8,965	4,622

Non-GAAP net income	$29,051	$29,611	$21,191	$21,715

Non-GAAP net income per common share - basic	$0.31	$0.33	$0.23	$0.24

Non-GAAP net income per common share - diluted	$0.31	$0.32	$0.23	$0.24

GAAP net income (loss) per common share - basic	$0.25	$0.29	$(0.40)	$(0.27)

GAAP net income (loss) per common share - diluted	$0.24	$0.28	$(0.40)	$(0.27)

Non-GAAP weighted average number of common shares outstanding - basic	93,060,838	90,506,823	92,126,182	89,886,403

Non-GAAP weighted average number of common shares outstanding - diluted	94,980,310	91,949,568	93,903,467	90,848,678

GAAP weighted average number of common shares outstanding - basic	93,060,838	90,506,823	92,126,182	89,886,403

GAAP weighted average number of common shares outstanding - diluted	94,980,310	91,949,568	92,126,182	89,886,403

*	Income tax adjustment is used to adjust GAAP income tax expense to a non-GAAP income tax expense utilizing an estimated long-term effective tax rate of 30%.

Qlik Technologies Inc.

Reconciliation of non-GAAP Revenue to GAAP Revenue

(in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	% change	2015	2014	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Total revenue, as reported	$205,466	$182,783	12%	$612,732	$556,797	10%
Estimated impact of foreign currency fluctuations			10%			13%

Total revenue constant currency growth rate			22%			23%

	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	% change	2015	2014	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
License revenue, as reported	$126,065	$112,587	12%	$326,984	$300,888	9%
Estimated impact of foreign currency fluctuations			9%			12%

License revenue constant currency growth rate			21%			21%

	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	% change	2015	2014	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Maintenance revenue, as reported	$62,701	$55,061	14%	$229,503	$203,550	13%
Estimated impact of foreign currency fluctuations			10%			13%

Maintenance revenue constant currency growth rate			24%			26%

	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	% change	2015	2014	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Professional Services revenue, as reported	$16,700	$15,135	10%	$56,245	$52,359	7%
Estimated impact of foreign currency fluctuations			8%			11%

Professional services revenue constant currency growth rate			18%			18%

	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	% change	2015	2014	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Americas revenue, as reported	$81,941	$66,369	23%	$238,823	$202,124	18%
Estimated impact of foreign currency fluctuations			5%			4%

Americas revenue constant currency growth rate			28%			22%

	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	% change	2015	2014	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Europe revenue, as reported	$101,352	$93,002	9%	$303,177	$289,288	5%
Estimated impact of foreign currency fluctuations			13%			18%

Europe revenue constant currency growth rate			22%			23%

	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	% change	2015	2014	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Rest of World revenue, as reported	$22,173	$23,412	-5%	$70,732	$65,385	8%
Estimated impact of foreign currency fluctuations			9%			15%

Rest of World revenue constant currency growth rate			4%			23%

Qlik Technologies Inc.

Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2015	2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$320,058	$244,018
Accounts receivable, net	236,717	203,766
Prepaid expenses and other current assets	17,740	19,901

Total current assets	574,515	467,685
Property and equipment, net	31,404	26,455
Intangible assets, net	14,316	21,195
Goodwill	37,366	38,702
Deferred income taxes	5,252	5,029
Deposits and other noncurrent assets	3,743	2,835

Total assets	$666,596	$561,901

Liabilities and stockholders’ equity
Current liabilities:
Income taxes payable	$—	$2,139
Accounts payable	6,785	6,887
Deferred revenue	172,121	127,565
Accrued payroll and other related costs	63,108	53,674
Accrued expenses	43,317	40,712

Total current liabilities	285,331	230,977
Long-term liabilities:
Deferred revenue	8,290	4,564
Deferred income taxes	2,048	3,446
Other long-term liabilities	9,132	14,422

Total liabilities	304,801	253,409
Commitments and contingencies
Stockholders’ equity:
Common stock	9	9
Additional paid-in-capital	419,262	327,419
Accumulated deficit	(58,085)	(21,594)
Accumulated other comprehensive income	609	2,658

Total stockholders’ equity	361,795	308,492

Total liabilities and stockholders’ equity	$666,596	$561,901

Qlik Technologies Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2015	2014
	(unaudited)
Cash flows from operating activities
Net loss	$(36,491)	$(24,631)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,290	11,731
Stock-based compensation expense	39,637	36,032
Excess tax benefit from stock-based compensation	(10,937)	(6,437)
Unrealized foreign currency loss, net	9,866	14,189
Other non-cash items	1,075	(723)
Changes in assets and liabilities
Accounts receivable	(46,085)	(51,450)
Prepaid expenses and other assets	771	(6,024)
Deferred revenue	56,091	37,669
Accounts payable and other liabilities	30,347	25,242

Net cash provided by operating activities	59,564	35,598
Cash flows from investing activities
Acquisitions, net of cash acquired	(2,842)	(17,245)
Capital expenditures	(15,121)	(13,020)

Net cash used in investing activities	(17,963)	(30,265)
Cash flows from financing activities
Proceeds from exercise of common stock options	41,269	19,239
Excess tax benefit from stock-based compensation	10,937	6,437
Deferred payments related to acquisition	(2,133)	—
Payments on contingent consideration	(5,294)	(2,168)
Payments on line of credit	—	(132)

Net cash provided by financing activities	44,779	23,376
Effect of exchange rates on cash and cash equivalents	(10,340)	(12,384)

Net increase in cash and cash equivalents	76,040	16,325
Cash and cash equivalents, beginning of period	244,018	227,693

Cash and cash equivalents, end of period	$320,058	$244,018

Supplemental cash flow information:
Cash paid during the period for income taxes	$9,946	$11,071

Non-cash investing activities:
Tenant improvement allowance received under operating lease	$1,947	$1,863

Qlik Technologies Inc.

Reconciliation of Year-Over-Year Projected Revenue Growth Rate to

Year-Over-Year Projected Revenue Growth Rate on a Constant Currency Basis

(in thousands)

(unaudited)

	Q1 2016 (guidance)		Q1 2015 as reported	Q1 2016 Year-Over- Year Projected Revenue Growth Rate (low end)	Q1 2016 Year-Over- Year Projected Revenue Growth Rate (high end)
	Low End	High End
Revenue	$132,000	$136,000	$120,264	10%	13%
Estimated impact of foreign currency fluctuations				2%	2%

Estimated constant currency growth rate				12%	15%

	Full Year 2016 (guidance)		Full Year 2015 as reported	Full Year 2016 Year- Over-Year Projected Revenue Growth Rate (low end)	Full Year 2016 Year- Over-Year Projected Revenue Growth Rate (high end)
	Low End	High End
Revenue	$695,000	$705,000	$612,732	13%	15%
Estimated impact of foreign currency fluctuations				2%	2%

Estimated constant currency growth rate				15%	17%

Represents directional guidance only as foreign currency exchange rate fluctuations and changes in the mix of domestic and international revenue can impact our results.